Exhibit 99.1

Coffee Holding Co., Inc. Reports Results for Three Months Ended January 31, 2015

STATEN ISLAND, New York – March 6, 2015. Coffee Holding Co., Inc. (Nasdaq: JVA) today announced its operating results for the three months ended January 31, 2015:

The Company reported net income of $71,801, or $0.01 per share basic and diluted, for the three months ended January 31, 2015, compared to net income of $1,371,740 or $0.22 per share basic and $0.21 per share diluted, for the three months ended January 31, 2014. The decrease in net income reflects a $1.7 million or $0.27 per share unrealized loss on our hedging activities.

Net sales totaled $38,405,979 for the three months ended January 31, 2015, an increase of $11,059,632, or 40%, from $27,346,347 for the three months ended January 31, 2014. The increase in net sales reflects a combination of increased sales of green and roasted coffee along with higher coffee prices year over year.

Cost of sales for the three months ended January 31, 2015 was $36,484,535 or 95.0% of net sales, as compared to $23,227,722 or 84.9% of net sales for the three months ended January 31, 2014. The increase in cost of sales reflects higher prices paid for green coffee during this period compared to the same period during 2014 and a $1.7 million unrealized loss on our hedging activities in the three months ended January 31, 2015 compared to a $1 million gain in the three months ended January 31, 2014.

Gross profit decreased $2,197,181 to $1,921,444 for the three months ended January 31, 2015 as compared to gross profit of $4,118,625 for the three months ended January 31, 2014. Gross profit as a percentage of net sales decreased by 10.1% for the three months ended January 31, 2015, as compared to gross profit as a percentage of net sales for the three months ended January 31, 2014. The decrease in our margins reflects unrealized losses in our hedging activities and higher prices paid for green coffee during this period compared to the same period during 2014.

Total operating expenses decreased by $50,620, or 2.7%, to $1,819,092 for the three months ended January 31, 2015 as compared to operating expenses of $1,869,712 for the three months ended January 31, 2014. The decrease in operating expenses was due to a decrease in selling and administrative expenses of $44,255 and a decrease of $6,365 in officers’ salaries.

“In spite of an un-interrupted 15% decline in the price of green coffee during our first quarter, we were able to grow revenues by 40% as increased sales of green coffee and branded products partially offset the decline in the price of green coffee.  We have completed our business rationalization process which began in late 2013 as the volatility in the green coffee market forced us to discontinue doing business with several large accounts that were not willing to pay the higher prices that the coffee market was commanding at the time.  We did not feel it made sense to do business with such accounts in order to grow the top line at razor thin margins.  We believed it was better to concentrate in the areas which have proven to be our strengths in all market conditions, specialty upscale green coffee offerings and growing our Café Caribe brand,” said Andy Gordon, President and CEO.

“Whereas we used to have a 50% roasted, 50% wholesale green sales product mix, the shift away from lower margin private label business into these other areas now gives us an 80% to 20% green coffee to roasted sales mix which we believe will be more effective in maintaining profitability, as well as keeping both long and short term costs in check.  With the significant change over the last few years from traditional sales of can and bagged products to k-cups and out-of-home consumption, we believe that by supplying the base commodity, green coffee, to our customers, rather than being involved in the manufacturing and marketing sides of selling finished product, we will be able to control costs, improve margins and grow revenues all at the same time,” added Mr. Gordon.

About Coffee Holding

Coffee Holding is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. Coffee Holding has been a family-operated business for three generations and has remained profitable through varying cycles in the coffee industry and the economy. The Company’s private label and branded coffee products are sold throughout the United States, Canada and abroad to supermarkets, wholesalers, and individually owned and multi-unit retail customers.

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company’s outlook on future margin performance and its share repurchase program. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  All statements other than statements of historical fact are statements that could be forward-looking statements.  We have based these forward-looking statements upon information available to management as of the date of this release and management’s expectations and projections about certain future events. It is possible that the assumptions made by management for purposes of such statements may not materialize. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, hedging activities, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions, and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

COFFEE HOLDING CO., INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
JANUARY 31, 2015 AND OCTOBER 31, 2014
	January 31, 2015	October 31, 2014
	(Unaudited)
- ASSETS -
CURRENT ASSETS:
Cash	$3,519,981	$3,782,639
Accounts receivable, net of allowances of $144,000 for 2015 and 2014	21,295,183	15,419,860
Inventories	13,562,889	15,210,153
Prepaid green coffee	218,451	467,155
Prepaid expenses and other current assets	268,670	260,112
Prepaid and refundable income taxes	135,946	759
Deferred income tax asset	819,052	343,657
TOTAL CURRENT ASSETS	39,820,172	35,484,335

Machinery and equipment, at cost, net of accumulated depreciation of $3,847,166 and $3,704,802 for 2015 and 2014, respectively	1,885,769	1,991,094
Customer list and relationships, net of accumulated amortization of $35,625 and $33,750 for 2015 and 2014, respectively	114,375	116,250
Trademarks	180,000	180,000
Goodwill	440,000	440,000
Equity method investments	98,119	97,404
Deposits and other assets	631,158	643,549
TOTAL ASSETS	$43,169,593	$38,952,632

- LIABILITIES AND STOCKHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$8,420,898	$8,693,100
Line of credit	5,498,458	2,498,458
Due to broker	1,846,733	484,924
Income taxes payable	474,309	331,051
TOTAL CURRENT LIABILITIES	16,240,398	12,007,533

Deferred income tax liabilities	150,052	165,157
Deferred rent payable	212,744	209,640
Deferred compensation payable	503,158	515,549
TOTAL LIABILITIES	17,106,352	12,897,879
STOCKHOLDERS’ EQUITY:
Coffee Holding Co., Inc. stockholders’ equity:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $.001 per share; 30,000,000 shares authorized, 6,456,316 shares issued; 6,215,894 shares outstanding for 2015 and 2014	6,456	6,456
Additional paid-in capital	15,904,109	15,904,109
Retained earnings	11,150,969	11,079,168
Less: Treasury stock, 240,422 common shares, at cost for 2015 and 2014	(1,267,862)	(1,267,862)
Total Coffee Holding Co., Inc. Stockholders’ Equity	25,793,672	25,721,871
Noncontrolling interest	269,569	332,882
TOTAL EQUITY	26,063,241	26,054,753
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$43,169,593	$38,952,632

COFFEE HOLDING CO., INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED JANUARY 31, 2015 AND 2014
(Unaudited)

	January 31, 2015	January 31, 2014
NET SALES	$38,405,979	$27,346,347

COST OF SALES (which include purchases of approximately $9.8 million and $5.0 million for the three months ended January 31, 2015 and 2014, respectively, from a related party)	36,484,535	23,227,722

GROSS PROFIT	1,921,444	4,118,625

OPERATING EXPENSES:
Selling and administrative	1,666,357	1,710,612

Officers’ salaries	152,735	159,100
TOTAL	1,819,092	1,869,712

INCOME FROM OPERATIONS	102,352	2,248,913

OTHER INCOME (EXPENSE):
Interest income	8,297	883
Gain (Loss) from equity method investments	715	(182)
Interest expense	(53,979)	(18,088)
TOTAL	(44,967)	(17,387)

INCOME BEFORE PROVISION FOR INCOME TAXES AND
NON-CONTROLLING INTEREST IN SUBSIDIARY	57,385	2,231,526

(Benefit) provision for income taxes	(31,104)	825,925

NET INCOME BEFORE NON-CONTROLLING INTEREST IN SUBSIDIARY	88,489	1,405,601
Less: net income attributable to the non-controlling interest in subsidiary	(16,688)	(33,861)

NET INCOME ATTRIBUTABLE TO COFFEE HOLDING CO., INC.	$71,801	$1,371,740

Basic earnings per share	$0.01	$0.22

Diluted earnings per share	$0.01	$0.21

Weighted average common shares outstanding:
Basic	6,215,894	6,372,309
Diluted	6,215,894	6,639,309

COFFEE HOLDING CO., INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED JANUARY 31, 2015 AND 2014
(Unaudited)

	January 31, 2015	January 31, 2014
OPERATING ACTIVITIES:
Net income	$88,489	$1,405,601
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	145,673	148,248
Unrealized loss (gain) on commodities	1,361,809	(1,179,594)
(Gain) loss on equity method investments	(715)	182
Deferred rent	3,104	4,877
Deferred income taxes	(490,500)	414,100
Changes in operating assets and liabilities:
Accounts receivable	(5,875,323)	2,325,651
Inventories	1,647,264	406,461
Prepaid expenses and other current assets	(8,558)	102,965
Prepaid green coffee	248,704	(181,670)
Prepaid and refundable income taxes	(135,187)	407,704
Accounts payable and accrued expenses	(272,203)	(2,004,402)
Income taxes payable	143,258	200
Net cash (used in) provided by operating activities	(3,144,185)	1,850,323

INVESTING ACTIVITIES:
Purchases of machinery and equipment	(38,473)	(123,874)
Net cash used in investing activities	(38,473)	(123,874)

FINANCING ACTIVITIES:
Advances under bank line of credit	5,000,000	40,202
Principal payments under bank line of credit	(2,000,000)	(1,269,384)
Payment of dividend	(80,000)	-
Net cash provided by (used in) financing activities	2,920,000	(1,229,182)

NET (DECREASE) INCREASE IN CASH	(262,658)	497,267

CASH, BEGINNING OF PERIOD	3,782,639	4,035,669

CASH, END OF PERIOD	$3,519,981	$4,532,936

	2015	2014
SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Interest paid	$46,479	$21,225
Income taxes paid	$453,205	$5,089

CONTACT:

Coffee Holding Co., Inc.
Andrew Gordon
President & CEO
(718) 832-0800